EXHIBIT 21.1
SUBSIDIARIES OF LIVEPERSON, INC.

KATO ACQUISITION SUB, INC. — Delaware
BELLA GROUP LLC — Delaware
CLAIRE DEVELOPMENT, INC. — Delaware
LIVEPERSON IP HOLDING LLC — Delaware
LIVEPERSON LLC — Delaware
CALLINIZE, INC. — Delaware
VOICEBASE, INC. — Delaware
PROFICIENT SYSTEMS, INC. — Georgia
LIVEPERSON AUTOMOTIVE, LLC — Georgia
LIVEPERSON (UK) LIMITED — United Kingdom
LIVEPERSON AUSTRALIA PTY LTD — Australia
EBOT-7 GMBH — Germany
LIVEPERSON GERMANY GMBH — Germany
LIVEPERSON CANADA, INC. — Canada
LIVEPERSON NETHERLANDS B.V. — Netherlands